FIRST AMENDMENT TO LOAN AGREEMENT

     This First Amendment to Loan Agreement (the "Amendment") is entered into as of February 17, 2006 by and between SUPERTEL HOSPITALITY, INC., a Virginia corporation (f/k/a Humphrey Hospitality Trust, Inc.) (the "Borrower"), and GREAT WESTERN BANK, a Nebraska corporation (the "Lender").

     WHEREAS, the Lender has made loan advances available to Borrower in the principal amount of up to $22,000,000.00 (the "Loan") as evidenced by a Promissory Note dated January 13, 2005 from Borrower to Lender (the "Original Note"), which is secured without limitation by that certain Loan Agreement dated as of January 13, 2005 by and between Borrower and Lender (the "Loan Agreement") and the Security Documents (as defined in the Loan Agreement"); and

     WHEREAS, Borrower and Lender have agreed to extend the Maturity Date and to extend the Step-Down Effective Date; and

     WHEREAS, the parties hereto wish to amend the Loan Agreement to reflect the amended agreements between Borrower and Lender.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

         1.01. The Loan. The Bank agrees, on the terms and conditions hereinafter set forth, to loan to the Borrower, by means of one or more advances made from time to time during the period of time from the date hereof, to and including the earlier of January 13, 2008 (the "Maturity Date"), or the date of the occurrence of an Event of Default (as hereinafter defined), not to exceed the lesser of the Borrowing Base (as hereinafter defined) or the principal sum of Twenty-Two Million and no/100ths Dollars ($22,000,000) (the "Initial Loan Limit Amount"), which Initial Loan Limit Amount will be reduced to Twenty Million and no/100ths Dollars ($20,000,000) (the "Step-Down Loan Limit Amount") on February 13, 2007 (the "Step-Down Effective Date") (the lesser of the Borrowing Base, the Initial Loan Limit Amount or the Step-Down Loan Limit Amount, as applicable, is collectively referred to as the "Loan"). The books and records of the Bank shall, in the absence of manifest error, be prima facie evidence in any court or other proceeding brought to enforce the Note (as hereinafter defined) as to the principal balance of the Loan outstanding at any time and the amount of accrued interest.

     2. Section 1.05(C) is hereby amended by deleting the first sentence in its entirety and substituting the following sentence in its place:

         (C) Prepayment. If Borrower repays this Loan in full prior to January 13, 2008 and requests a release of all, or substantially all, of the Collateral given to secure the Loan, Borrower shall pay to Bank a prepayment fee of $75,000 (the "Prepayment Fee"), which will be added to the then unpaid principal balance as of the payoff date.

     3. Upon execution of this Amendment, Borrower shall pay to Lender a fee of $7,500.00 in consideration of the Lender amending the terms of the Loan as evidenced by the Amendment plus Bank's reasonable legal fees incurred in connection with this Amendment.

     4. Except as specifically amended herein, the Loan Agreement shall remain in full force and effect as originally executed.

     5. This Amendment shall be binding on the successors and assigns of the parties hereto.

     6. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement

     IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the first date written above.

                                    BORROWER:


                                    SUPERTEL  HOSPITALITY, INC., a Virginia
                                    corporation  (f/k/a  Humphrey Hospitality
                                    Trust, Inc.)


                                    By:  /s/ Donavon A. Heimes
                                        Donavon A. Heimes, Chief Financial
                                        Officer, Treasurer and Secretary


                                    LENDER:


                                    GREAT WESTERN BANK, a Nebraska corporation


                                    By:  /s/ Kolleen Hoover
                                        Kolleen Hoover, Vice President